Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-239751 and 333-228910) and Form S-8 (Nos. 333-257245, 333-239727, 333-231013, 333-225475, 333-215141 and 333-143238) of Vaxart, Inc. of our report dated February 24, 2022, relating to the consolidated financial statements and the effectiveness of Vaxart, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California
February 24, 2022